1301 Capital of Texas Highway
                               Austin, Texas 78746

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 12, 2002

To our stockholders:

         You are cordially invited to attend our 2002 Annual Meeting of Shareholders to be held at the Lakeway Inn, located at 101 Lakeway Drive, Austin, Texas 78734, on Wednesday, June 12, 2002 at 8:30 a.m., Austin, Texas time, for the following purposes:

         (a)     To elect four directors to serve on our board of directors;

         (b) To approve an amendment to our 1995 incentive and non-qualified stock option plan; and

         (c) To transact any other business as may properly come before the meeting or any adjournment(s) thereof.

         The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

         Only shareholders of record at the close of business on April 24, 2002, are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

         You are cordially invited and urged to attend the meeting. If you are unable to attend the meeting, we ask that you sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised.


                                   By Order of our Board of Directors


                                   /s/ W.H. Hayes
                                   ----------------------------------
                                   W. H. HAYES
                                   Senior Vice President and Secretary
Austin, Texas
May 7, 2002

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                          1301 Capital of Texas Highway
                               Austin, Texas 78746

                                 PROXY STATEMENT
                                       for
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 12, 2002

         Our board of directors hereby solicits your proxy for use at our 2002 Annual Meeting of Shareholders to be held at the Lakeway Inn, located at 101 Lakeway Drive, Austin, Texas 78734, on Wednesday, June 12, 2002 at 8:30 a.m., Austin, Texas time, and any adjournment(s) thereof. This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and regular employees, who will receive no extra compensation for participating in this solicitation. In addition, we will reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons. We will pay the entire cost of this solicitation. We expect to mail this proxy statement and the enclosed form of proxy on or about May 7, 2002.

         References in this report to "we", "us", "our", and the "Company" mean American Physicians Service Group, Inc.

                                  ANNUAL REPORT

         Enclosed is our Annual Report to Shareholders for the year ended December 31, 2001, including our audited financial statements. The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

         Any shareholder returning the accompanying proxy may revoke such proxy at any time before it is voted by (a) giving written notice to our secretary of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to our secretary a later dated proxy.

                 OUTSTANDING COMMON STOCK; CERTAIN SHAREHOLDERS

         Our voting securities are shares of our common stock, each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. Only shareholders of record at the close of business on April 24, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. At April 24, 2002, we had outstanding and entitled to vote 2,264,231 shares of our common stock.

         The following table sets forth certain information as of April 24, 2002 regarding the amount and nature of the beneficial ownership of our common stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our executive officers named in the Summary Compensation Table below, and (d) all of our officers and directors as a group:

                                              Amount and Nature
                                               of Beneficial           Percent
Name and Address of                              Ownership               of
Beneficial Owner                               See Notes (1)(2)         Class
--------------------------------------------------------------------------------


Kenneth S. Shifrin.......................   .........513,600             21.5
 1301 Capital of Texas Highway
 Austin, Texas 78746

Dimensional Fund Advisors, Inc. (4)..................231,800             10.2
 1299 Ocean Ave., 11th Floor
 Santa Monica, California 90401

Heartland Advisors, Inc. ............................247,100             10.9
 790 North Milwaukee St.
 Milwaukee, Wisconsin 53202

Duane K. Boyd (5)....................................186,800              8.1

W. H. Hayes..........................................101,500              4.4
Maury L. Magids.......................................21,000              0.9
Robert L. Myer....................................... 63,000              2.7
William A. Searles.......................... ........ 57,000              2.5
Marc R.Still...........................................8,000               .3

All officers and directors as
 a group (9 persons)(2)(3)..................... ...  782,100             30.3

(1) Except as otherwise indicated, and subject to community property laws where applicable, each individual has sole voting and investment power with respect to all shares owned by such individual.

(2) The number of shares beneficially owned by our officers and directors includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 24, 2002: Mr. Shifrin, 120,500; Mr. Hayes, 45,500; Mr. Magids, 21,000; Mr.
         Myer, 48,000; Mr. Searles, 57,000; Mr. Still, 8,000. The number of shares beneficially owned by all of our directors and officers as a group, including the above-named directors, includes 317,000 shares subject to options that are presently exercisable or exercisable within 60 days after April 24, 2002.

(3) Includes the president and chairman of the board, if any, of each of our consolidated subsidiaries.

(4) Dimensional Fund Advisors, Inc., or Dimensional, a registered investment advisor, may be deemed to have beneficial ownership of 231,800 shares of our common stock as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) Mr. Boyd is an employee and a former officer. The number of shares beneficially owned by him includes 35,000 shares subject to options that are presently exercisable or exercisable within 60 days after April 24, 2002.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         Set forth below is information concerning aggregate cash compensation earned during each of our last three fiscal years by our Chief Executive Officer and each of our other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three years, who we will refer to as our named executive officers.

                                  Annual Compensation             Long Term
                                  -------------------         Compensation Awards
                                                              -------------------
                                                                   Securities         All Other
Name and Principal           Fiscal      Salary      Bonus         Underlying        Compensation
    Position                  Year         ($)        ($)          Options (#)         ($) (1)
-------------------------- -----------  ----------  ---------  ------------------ -------------------

Kenneth S. Shifrin,            2001      275,004     50,000           --                2,677
  Chairman & CEO
                               2000      266,670     37,500         50,000              1,480

                               1999      225,000     50,000         35,000              2,390

William H. Hayes, Sr. VP       2001      114,996     20,000            --               2,677

                               2000      114,996     17,500         20,000              1,480

                               1999       99,996     20,000         20,000              2,390


Maury L. Magids, Sr. VP        2001      179,588    120,200         10,000                --

                               2000      169,992     36,000         10,000                --

                               1999      135,000     41,000         10,000                --

(1) Consists of our matching contributions to our 401(k) plan with respect to this officer.


Options Granted in 2001

         The following table provides information related to options granted to the named executive officers during 2001. We do not have any outstanding stock appreciation rights.


                                   Individual Grants
-----------------------------------------------------------------------------------------

                            Number of                                                    Potential realizable value
                            securities      Percent of                                   at assumed annual rates of
                            underlying      total options                                stock price appreciation for
                            Options         granted to                                   option term:
Name                        granted (#)     employees in       Exercise     Expiration
                            (1)             fiscal year       Price ($/Sh)      Date
                                                                                              5% ($) (2)   10% ($) (2)
--------------------------  --------------- ---------------  -------------- -----------     -------------  ------------

Maury L. Magids                 10,000            9%             $2.50        09/12/06             8,502        15,263

All employees as a group       109,000           100%             (3)          (3)                68,661       151,723
All stockholders (4)             N/A             N/A              N/A           N/A            1,636,048     3,615,237

                                            -------------------------------




(1) These options were granted at the closing price on the date of grant and vest in three annual installments beginning one year after the date of grant.

(2) The potential realizable value of the options granted in 2001 was calculated by multiplying those options by the excess of (a) the assumed market value of our underlying common stock five years from grant date of the options if the market value of our common stock were to increase 5% or 10%, as applicable, in each year of the option's 5-year term over (b) the exercise price noted above. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission rules and we make no representation that our common stock will appreciate at these assumed rates or at all.

(3) Options were granted to our employees throughout 2001 with various expiration dates through the year 2006. The weighted average exercise price of all options granted to employees in 2001 is $2.28.

(4) Based on a closing price of $2.60 per share on April 30, 2001, and a total of 2,359,231 shares of our common stock outstanding as of April 30, 2001.

Aggregated Option Exercises During 2001 and Option Values at December 31, 2001
------------------------------------------------------------------------------

         The following table provides information related to options exercised by the named executive officers during 2001 and the number and value of unexercised options held at December 31, 2001. We do not have any outstanding stock appreciation rights.


                                                                   Number of Securities             Value of Unexercised
                                                              Underlying Unexercised Options      In-the-Money Options at
                                                                         at Fiscal                         Fiscal
                                                                         Year-End                       Year-End (2)
                                                              -------------------------------- -------------------------------

                         Shares Acquired     Value Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
       Name               on Exercise (#)        ($)(1)            (#)             (#)             ($)             ($)
----------------------  ------------------- ------------------  -------------  ---------------  -------------  ---------------

Kenneth S. Shifrin              --                 --            120,500          44,500          33,206          67,419
William H. Hayes                --                 --             45,500          19,500          13,081          27,169
Maury L. Magids                 --                 --             21,000          19,000           6,038          26,088


(1) The Value Realized is calculated by subtracting the per share exercise price of the option from the closing price of our common stock on the date of exercise and multiplying the difference by the number of shares of our common stock acquired upon exercise.

(2) The Value of Unexercised In-the-Money Options is before any income taxes and is determined by aggregating for each option outstanding as of December 31, 2001 the amount calculated by multiplying the number of shares underlying such option by an amount equal to the closing price of our common stock on December 31, 2001, which was $3.70, less the exercise price of such option.

COMPENSATION OF DIRECTORS

     Nonemployee directors receive a fee of $1,000 for each board meeting that they attend. Mr. Myer has requested that we contribute his fees to a charity of his choice. Mr. Shifrin does not receive separate compensation for his services as a director.

INDEMNITY AGREEMENTS

     We have entered into indemnity agreements with our directors and certain of our officers. The agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgements, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was our officer, director or employee. In addition, our articles of incorporation and certain of our subsidiaries' articles of incorporation provide for certain indemnifications and limitations on director liability.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Company is engaged in several highly competitive industries. For the Company to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, we have structured an executive compensation policy tied to operating performance that we believe has enabled the Company to attract and retain key executives.

     During 2001, the Compensation Committee was comprised of two nonemployee directors, Robert L. Myer and William A. Searles.

     During 2001,  the  Compensation  Committee had primary  responsibility  for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should generally be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock price performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Stock options are granted from time to time to members of management, based primarily on such person's potential contribution to the Company's growth and profitability. The Committee feels that options are an effective incentive to create value for shareholders since the value of an option bears a direct relationship to our stock price.

     For 2001, our executive compensation program consisted of base salary and a bonus based upon the achievement of specific performance measurements. Executives of our subsidiaries were paid a bonus based upon such subsidiaries achieving, among other things, a targeted pretax income. The Chief Executive Officer was paid a bonus for 2001 based upon implementing short and long term initiatives for improving the Company's return on investment.

     One of the Company's primary objectives is financial performance that achieves several long-term goals, including earnings-per-share growth, revenue growth, stock price growth and a proper diversification of business risks. The Committee believes that its compensation policy promotes those objectives and that compensation levels during 2001 adequately reflect the Company's compensation goals and policies.

                           Compensation Committee:            Robert L. Myer and
                                                              William A. Searles

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UNCOMMON CARE

         On January 1, 1998 we invested in the preferred stock of Uncommon Care, Inc., a developer and operator of specialized care facilities for those with Alzheimer's disease. Certain of our officers, directors and employees also invested in the common stock of Uncommon Care, paying the same price per share for their investment as we did.

         At the same time, these officers, directors and employees also participated in a $2.4 million secured line of credit to Uncommon Care, funding their pro rata portion. We have subsequently extended two unsecured lines of credit totaling an additional $2.45 million to Uncommon Care. Beginning July 1, 2001, we agreed to take payments on the lines of credit in-kind, receiving Uncommon Care common stock in place of cash. The officers, directors and employees who participated in the line of credit did not participate in the in-kind program. At March 31, 2002, our preferred shares, assuming conversions, plus our common shares earned in-kind, amounted to approximately 40% of the total voting power of Uncommon Care.

         The investments by our officers, directors and employees were as follows:

                                                                       Initial
      Name                       Title                              Ownership %
      ----                       -----                              -----------

William H. Hayes             Senior Vice President                       .38
Robert L. Myer               Director                                    .86
William A. Searles           Director                                    .49
Kenneth S. Shifrin           Chairman and CEO                            .57
All others                                                              1.24

         Mr. Searles is a member of Uncommon Care's board of directors.

ASSET MANAGEMENT

         In May 1998, we formed APS Asset Management, Inc., or Asset Management, of which we initially owned 95%. Asset Management was organized to manage fixed income and equity assets for institutional and individual clients on a fee basis. Certain of our officers, directors and employees also invested in Asset Management, paying the same price per share as we did. Their investments are as follows:

                                                                    Initial
      Name                        Title                            Ownership %
      ----                        -----                            -----------

George S. Conwill             President of APS Investment               1
                                Services, Inc., a wholly-
                                owned subsidiary of ours

William A. Searles            Director and Chairman of APS
                                Investment Services, Inc.               1

PRIME MEDICAL

      As of April 24, 2002, we owned 773,803 shares of the common stock of Prime Medical Services, Inc., or Prime, or less than 5%. During 2001, Prime purchased our ownership in a condominium office project for approximately $6 million, based on an MAI appraisal We lease approximately 26,000 square feet of the office space from Prime and pay Prime rent of approximately $45,000 per month.

FEMPARTNERS

         On October 1, 1997, we formed Syntera Healthcare Corporation, or Syntera, with an initial ownership of 85%. Syntera specialized in the management of OB/GYN and related medical practices. On June 30, 1999 we merged Syntera with another unaffiliated practice management company, FemPartners, Inc., or FemPartners. We presently own approximately 2.2% of the total voting power of FemPartners, the surviving company. Certain of our officers, directors and employees also invested in Syntera, paying the same price per share for their investment as we did. These interests have now been converted to ownership in FemPartners.

         In 2001, following our inability to find a buyer for our shares of FemPartners common stock, we sold approximately 60% of them to a former officer of ours, Duane Boyd, for a de minimus amount. We engaged a valuation consultant to provide an independent valuation of our holdings in FemPartners at December 31, 2000 and 2001. That valuation indicated that our sales price in December 2001 approximated fair market value and that this fair market value had not changed substantially from December 31, 2000.

         At March 31, 2002 our directors, officers and employees' ownership in FemPartners was as follows:

      Name                        Title                              Ownership %
      ----                        -----                              -----------

Maury L. Magids               Senior Vice President                      .01
William H. Hayes              Senior Vice President                      .01
Robert L. Myer                Director                                   .09
Kenneth S. Shifrin            Chairman and CEO                           .07
All other employees                                                     3.67

OTHER

         During 2001, Mr. Searles, a director of ours, also served as a director and Chairman of the Board of APS Investment Services, Inc., a wholly-owned subsidiary of ours. For his additional director services, Mr. Searles was paid monthly director fees of $6,000, plus a non-discretionary incentive amount based on APS Investment Services, Inc. achieving certain levels of return on capital. His total compensation for these additional director duties was $295,000 in 2001.

                                PERFORMANCE GRAPH

         The graph below compares our cumulative total stockholder return with the total stockholder returns of all NASDAQ stocks (the "NASDAQ Total") and of all stocks (the "Peer Index") contained in the following three NASDAQ indexes (with each index being given equal weight): Financial, Health Services and Insurance.


The following is a table representation of the performance graph depicted on page 10 of the print version of the proxy.

                                      PEER
    FYE             NASDAQ            INDEX                APSG
 --------        -----------       ----------           ----------
 12/31/01          153.146           137.284               56.923
 12/31/00          193.001           126.264               23.077
 12/31/99          320.874           105.243               56.731
 12/31/98          172.704           119.726               69.231
 12/31/97          122.482           131.479              109.615
 12/31/96          100.000           100.000              100.000




                                                           [OBJECT OMITTED]

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC, and the NASDAQ Smallcap Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms received by us with respect to 2001, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors and officers and persons who own more than 10% of a registered class of our equity securities have been complied with, except for a late filing of a Form 3 by Mr. Magids.

                                 QUORUM; VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Abstentions and "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

         Cumulative voting is not permitted in the election of our directors. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such shareholder at the close of business on April 24, 2002.

         Proxies in the accompanying form which are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement. Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

         Each matter submitted to the shareholders requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. If you abstain from voting on a proposal, your abstention will have the effect of a negative vote on such proposal. Broker non-votes will have the effect of a negative vote on any proposal.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     Pursuant to our bylaws, our board of directors has, by resolution, fixed the number of directors at four, and four directors will be elected. All nominees will be elected to hold office until our next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Each nominee is presently a director and has served continuously since first becoming a director. Our board of directors held five meetings during 2001, and each director attended at least 75% of (a) the total number of our board meetings held during 2001 (or, if shorter, during the period he served as a director) and (b) the total number of meetings held by all committees of the board on which he served during 2001 (or, if shorter, during the period he served as a director).

                                                                     Director of
                   Name                         Age                Company Since
                  ------                       -----               -------------
              Robert L. Myer                     53                     1996
              William A. Searles                 59                     1989
              Kenneth S. Shifrin                 53                     1987
              Marc R. Still                      42                     2001

     Mr. Shifrin has been our Chairman of the Board since 1990. He has been our President and Chief Executive Officer since 1989 and was our President and Chief Operating Officer from 1987 to 1989. He has been a director of ours since 1987. From 1985 until 1987, Mr. Shifrin served as our Senior Vice President - Finance and Treasurer. He has been Chairman of the Board of Prime since 1989. Mr. Shifrin is a member of the World Presidents' Organization.

     Mr. Myer has been a director of ours since 1996. He is currently a consultant to Americo Life, Inc., or Americo, a life insurance company. Before the sale of certain of his insurance related businesses to Americo in 1998, he had been President and Chief Executive Officer of College Insurance Group, Inc., an insurance holding company which owned 100% of Annuity Service Corp. and Financial Assurance Life Insurance Company. Annuity Service Corp. managed and administered tax qualified plan annuity and life insurance business for several insurance companies. Financial Assurance Life Insurance Company was a provider of annuity and life insurance products.

     Mr. Searles has been a director of ours since 1989. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns (an investment banking firm) as an Associate Director/Limited Partner. He has served as a director of Prime since 1989, as Chairman of the Board of APS Investment Services since May 1998, as a director of Uncommon Care since September 1998 and as a director of Probex, Corp., a re-refiner which converts waste oil into premium quality base oil, since December 1999.

     Mr. Still has been a director of ours since June 2001. He is President and CEO of Aspen Advisors, LP (investment banking services) and had been President and CEO of its predecessor, Aspen Partners, Inc., since 1997. From 1991 to 1997, Mr. Still had been employed in the investment banking industry, most recently as Senior Managing Director of Imperial Capital. From 1983 to 1991, he held positions with Bear Stearns and Co. and Kidder Peabody, both financial services/investment banking firms. Mr. Still serves on the boards of Encore Telecommunications, Inc., Durant Mall Association, and AppWired, Inc.

     Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named above will be unwilling or unable to serve.

   The Board recommends that you vote FOR each nominee for director.
   ----------------------------------------------------------------

                                 PROPOSAL NO. 2
                          APPROVAL OF AMENDMENT TO THE
               1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

         Our 1995 incentive and non-qualified stock option plan currently provides that the aggregate number of shares of our common stock that may be issued upon exercise of all options under the plan shall not exceed 1,400,000. As of March 31, 2002, no shares had been issued pursuant to the plan and 1,040,500 shares were subject to outstanding options. Accordingly, there are 359,500 shares remaining available for issuance under the plan. Our board of directors, on April 22, 2002, subject to stockholder approval at the meeting, approved an amendment to the plan to increase the aggregate number of shares that may be issued thereunder by 200,000, from 1,400,000 to 1,600,000. We have in the past utilized stock options as a significant element of compensation to officers, key employees and directors and intend to continue to do so. Our board of directors believes that the effect of this amendment will be to preserve the benefits of the plan by ensuring that officers, directors and other key employees continue to be eligible to receive options.

   The  Board recommends that you vote FOR the approval of the amendment to our
             1995 incentive and non-qualified stock option plan.
        -----------------------------------------------------------

              CERTAIN INFORMATION CONCERNING OUR BOARD OF DIRECTORS

     No family relationships exist among our officers or directors. Except as indicated above with respect to Prime, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

     Our board of directors has an audit committee that, during 2001, consisted of two directors, Mr. Still and Mr. Myer. These directors are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee held three meetings during 2001. Mr. Myer was unable to attend one meeting. The audit committee meets with our independent auditors, reviews our financial statements, and recommends to our board of directors the selection of our independent auditors for each fiscal year.

     Our board has a compensation committee which, in 2001, consisted of two directors, Mr. Myer and Mr. Searles. The compensation committee held one meeting during 2001. The compensation committee determines the compensation of our executive officers and directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, Mr. Searles also served as a director and Chairman of the Board of APS Investment Services, Inc., a wholly owned subsidiary of ours. For his additional director services, Mr. Searles was paid monthly director fees of $6,000, plus a non-discretionary incentive amount based on APS Investment Services, Inc. achieving certain levels of return on capital. His total compensation for these additional director duties was $295,000 in 2001.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors was comprised of two directors in 2001 and operates under a written charter adopted by the Board. The Committee, among other things,

o reviews with the independent auditors and management the adequacy of the Company's accounting and financial reporting controls;

o reviews with management and the independent auditors significant accounting and reporting principles, practices and procedures applied in preparing the Company's financial statements;

o discusses with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles used in the Company's financial reporting;

o    reviews the activities and independence of the independent auditors;

o reviews and discusses the audited financial statements with management and the independent auditors and the results of the audit; and

o    makes recommendations concerning the appointment of independent auditors.

It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent auditors to audit those financial statements.

         In this context, the Committee has reviewed and held discussions with management and the independent auditors regarding the Company's 2001 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         In addition, the Committee has discussed with the independent auditors the auditor's independence from the Company and management and has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

         The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditor's independence.

                                 Audit Committee:          Marc R. Still
                                                           Robert L. Myer

                             DESIGNATION OF AUDITORS

Upon the recommendation of the audit committee, our board of directors designated KPMG LLP to audit our books and accounts for the year ended December 31, 2001. The audit committee has not yet made a recommendation of independent auditors for 2002. KPMG LLP has been our principal auditor since we were formed in 1983. Representatives of our independent auditors will be present at the meeting to respond to appropriate questions, and they will have the opportunity, if they desire, to make a statement.

Fees paid to our auditors' firm were comprised of the following:

2001 Financial Statements Audit Fees
    (billed through 3/23/02)..............................         $82,250
                                                                   -------

Financial Information Systems Design
    and Implementation Fees provided in 2001.......                    --

All Other Fees, including tax preparation,
    tax consulting and other accounting services
     provided in 2001......................................        $47,900
                                                                   -------



                              SHAREHOLDER PROPOSALS

         Any of our shareholders meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of shareholders to be held in 2003 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Such shareholder must deliver such proposal to our executive offices no later than January 7, 2003, unless we notify the shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in our proxy statement.

         A shareholder who otherwise intends to present business at our 2003 annual meeting of shareholders must comply with the requirements set forth in our bylaws, which require, among other things, that to bring business before our 2003 annual meeting, a shareholder must give written notice that complies with our bylaws to our secretary at our principal executive office (a) with respect to business other than the nomination of directors, not less than 30 days nor more than 50 days before our 2003 annual meeting, provided that, if we give less than 40 days notice of our 2003 annual meeting to our shareholders, a shareholder must give such written notice to our secretary not later than the close of business on the seventh day after the date we mail our notice of the 2003 annual meeting; and (b) with respect to the nomination of directors, not less than 90 days before our 2003 annual meeting.

As a result, a notice of a shareholder proposal for the 2003 annual meeting, submitted other than pursuant to Rule 14a-8, will be untimely if not received by us within the time deadlines required by our bylaws as described above. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed within the time deadlines required by our bylaws as described above. Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

Our board of directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.



                       By Order of our Board of Directors

                       /s/ W.H. Hayes
                       -----------------------------
                       W. H. HAYES
                       Senior Vice President and Secretary


Austin, Texas
May 7, 2002

                                          Please date, sign and mail your
                                          proxy card as soon as possible!


                         Annual Meeting of Shareholders
                     AMERICAN PHYSICIANS SERVICE GROUP, INC.


                                  June 12, 2002






                Please detach and mail in the envelope provided.

A [X] Please mark your
      votes as in this
      example.


                     For      Withheld
Against  Abstain
1. Election of      [     ]   [     ]    Nominees:
    Directors
                                         Robert L. Myer
Plan.
For except vote withheld from the        William A. Searles
following nominee(s):
                                         Kenneth S. Shifrin

                                         Marc R. Still


                                                    FOR      AGAINST     ABSTAIN
2.  Approval of amendment to the Company's 1995   [     ]    [     ]     [     ]
    Incentive and Non-qualified Stock Option

3.  In their discretion , the Proxies are
    authorized to vote upon such other
    business as may properly come before the meeting or any adjournment(s) thereof.


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.



PLEASE COMPLETE, DATE, SIGN AND RETURN
THIS PROXY PROMPTLY.

-----------------------                      Mark here for change of     [    ]
                                             address and note at left
-----------------------

----------------------
 (change of address)


SIGNATURE(S)                DATE         SIGNATURE(S)               DATE
            ---------------     ---------            ---------------    --------
NOTE: Please sign your name exactly as it appears on your stock certificate, date and return promptly. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign name and title. For joint accounts, each joint owner should sign.

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 12, 2002

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of American Physicians Service Group, Inc. (the "Company") to be held on June 12, 2002, and the Proxy Statement in connection therewith, each dated May 7, 2002. (b) appoints Kenneth S. Shifrin and William H. Hayes, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of American Physicians Service Group, Inc., held of record by the undersigned on April 24, 2002, at such annual meeting and at any adjournment(s) thereof and (d) revokes any proxies heretofore given.

                              (Continued and to be signed on the reverse side.)